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                                                                       EXHIBIT 1


                         BANKBOSTON CAPITAL TRUST III

                          (a Delaware business trust)

                       Floating Rate Capital Securities
              (Liquidation Amount of $1,000 Per Capital Security)

                              PURCHASE AGREEMENT




     Dated:  ___________ , 1997
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                                                           Draft of May 28, 1997

                        BANKBOSTON CAPITAL TRUST III

                        (a Delaware business trust)

                                $250,000,000

                      Floating Rate Capital Securities
            (Liquidation Amount of $1,000 Per Capital Security)

                             PURCHASE AGREEMENT

                                                         _______, 1997

     MORGAN STANLEY & CO. INCORPORATED
     CS FIRST BOSTON CORPORATION
     LEHMAN BROTHERS INC.
     SALOMON BROTHERS INC
       as Representatives of the several Underwriters
     c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

     Ladies and Gentlemen:

          BANKBOSTON CAPITAL TRUST III (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801 et seq.)) and BANKBOSTON CORPORATION, a Massachusetts corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, CS First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Floating Rate Capital Securities (liquidation amount of $1,000 per capital security) of the Trust (the "Capital Securities") set forth in said Schedule A. The Capital Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and

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     otherwise (the "Capital Securities Guarantee") pursuant to the Capital
     Securities Guarantee Agreement, to be dated as of _______, 1997 (the "Capital Securities Guarantee Agreement"), between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee"). The Capital Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Trust, the Guarantee Trustee and DTC.

          The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture (as defined herein) and the Capital Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") , as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of _______, 1997 (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee Agreements"), made by the Company, and will be used by the Trust to purchase $257,732,000 aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due _______, 2027 (the "Subordinated Debentures") to be issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of _______, 1997 (the "Declaration"), among the Company, as sponsor, Robert T. Jefferson, Kathleen M. McGillycuddy and Craig V. Starble, as administrative trustees (the "Administrative Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of _______, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee").

          The Capital Securities, the Capital Securities Guarantee and the Subordinated Debentures are hereinafter collectively referred to as the "Securities." The Indenture, the Declaration, the DTC Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents."

          The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-27229) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this

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     Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus and the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

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          SECTION 1.  Representations and Warranties.

          (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time, and agree with each Underwriter as follows:

                 (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendments thereto) or Prospectus (or any amendments or supplements thereto) made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Morgan Stanley expressly for use in the Registration Statement (or any amendments thereto) or Prospectus (or any amendments or supplements thereto).

               Any preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and any preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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                (ii)     The documents incorporated or deemed to be
          incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (iii)     The accountants who certified certain
          financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) The consolidated financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                 (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby and, except for normal recurring dividends on the capital stock of the Company, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Trust, the Company or any subsidiary, other than in the ordinary course of business, that is material to the Trust, or to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly

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          registered as a bank holding company under the Bank Holding Company
          Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (vii) Each of BankBoston, N.A. ("BankBoston") and Rhode Island Hospital Trust National Bank ("Hospital Trust") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; Bank of Boston Connecticut is a duly organized and validly existing state-chartered savings bank under the laws of the State of Connecticut, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such (BankBoston, Hospital Trust and Bank of Boston Connecticut are referred to collectively as the "Significant Subsidiaries"); each Significant Subsidiary has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business and is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                    (viii)    The Company does not have any
          subsidiaries which are material to its business, except to the extent that one or more of the Significant Subsidiaries may be deemed to be so material.

                    (ix) (a) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus, (b) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and
          (c) none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                    (x)  The Trust has been duly created and is
          validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Capital Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; and the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

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                    (xi) The Common Securities have been duly
          authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                    (xii) As of the Closing Time, the Capital Securities will have been duly authorized by the Trust and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Capital Securities will not be subject to preemptive or other similar rights.

                    (xiii) This Agreement has been duly authorized, executed and delivered by the Offerors.

                    (xiv) The Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

                    (xv) The Capital Securities Guarantee Agreement has been qualified under the 1939 Act; each of the Guarantee Agreements has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

                    (xvi) The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

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                    (xvii)    The Subordinated Debentures have been
          duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

                    (xviii)   Each of the Administrative Trustees of
          the Trust is an officer of the Company or BankBoston and has been duly authorized by the Company to execute and deliver the Declaration.

                    (xix)     The Trust is not, and following
          consummation of the transactions contemplated hereby will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xx) The Operative Documents conform in all material respects to the summary descriptions thereof contained in the Prospectus.

                    (xxi) None of the Trust, the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; the execution and delivery of the Operative Documents by the Trust or the Company, as the case may be, the issuance and delivery of the Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents, and compliance by the Offerors with the terms of the Operative Documents to which they are party have been duly authorized by all necessary corporate action on the part of the Company and, as at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary or the Declaration or the trust certificate of the Trust filed with the State of Delaware on May 14, 1997 (the "Trust Certificate"), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of assets of the Trust, the Company or any Significant Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any Significant Subsidiary is a party or by which it may be bound

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          or to which any of its properties may be subject, except
          for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise or
          (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any Significant Subsidiary or any of its properties.

                    (xxii)    No filing with, or authorization,
          approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their obligations hereunder, in connection with the issuance and sale of the Capital Securities or the consummation of the transactions contemplated by the Operative Documents, except as have been previously made or obtained.

                    (xxiii)   To the best knowledge of the Offerors,
          no labor problem exists with employees of the Significant Subsidiaries or is imminent that could adversely affect the Trust, or the Company and its subsidiaries considered as one enterprise, and the Offerors are not aware of any existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                    (xxiv) Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust, or the Company or any Significant Subsidiary that is required to be disclosed in the Registration Statement or that, in the final outcome, could, in the judgment of the Company, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, or that could materially and adversely affect the properties or assets of the Trust, or the Company and its subsidiaries considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in the Operative Documents; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Trust, the Company or any Significant Subsidiary is a party or which affect any of its properties that are not described in the Registration Statement, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                                       9
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                    (xxv)     There are no contracts or documents
          which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                    (xxvi)  The Offerors and the Significant
          Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Offerors nor any of the Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                    (xxvii)  The Offerors and the Significant
          Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Offerors nor any Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                    (xxviii)  The Offerors and the Significant
          Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Trust, or the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Trust, and the Company and its subsidiaries considered as one enterprise, and under which the Offerors or any Significant Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Offerors nor any Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or any Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

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                    (xxix)  The Company has not taken and will not
          take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any Significant Subsidiary and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to each Underwriter as to the matters covered thereby.

          SECTION 2.     Sale and Delivery to Underwriters; Closing.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per Capital Security set forth in Schedule B, the number of Capital Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Capital Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Capital Securities which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) Certificates for the Capital Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          (d) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Time to Morgan Stanley in immediately available funds, for the accounts of the several Underwriters, a commission per Capital Security to be delivered by the Trust hereunder at the Closing Time as set forth in Schedule B.

          SECTION 3. Covenants of the Offerors. The Offerors covenant with each Underwriter as follows:

          (a) The Offerors, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
     (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Offerors will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Representatives, which consent shall not be unreasonably withheld.

          (c) The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Offerors will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Capital Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Capital Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration

     Statement. The Offerors will also supply the Underwriters with such information as is necessary for the determination of the legality of the Capital Securities for investment under the laws of such jurisdictions as the Underwriters may request.

          (g) The Company and the Trust will make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) The Offerors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Capital Securities.

          (i) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

          (j) The Trust will use the net proceeds received by it from the sale of the Capital Securities; and the Company will use the proceeds received by it from the sale of the Subordinated
     Debentures, in the manners specified in the Prospectus under "Use of Proceeds".

          (k) Prior to the Closing Time, neither the Trust nor the Company will, without the prior written consent of Morgan Stanley, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Capital Securities, any security convertible into exchangeable or exercisable for Capital Securities or the Subordinated Debentures or any debt securities substantially similar (including provisions with respect to the deferral of interest) to the Subordinated Debentures or any equity security substantially similar to the Capital Securities (except for the Securities issued pursuant to this Agreement).

          (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 3A. Covenants of the Underwriters.  Each of the
     Underwriters represents and agrees as follows:

          (a) The Underwriters will comply with the provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), including, without limitation, Sections (b)(2)(B) and (b)(3)(D) thereof.

          SECTION 4.     Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the

     Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters,
     (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) rating agency fees, (vi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (vii) the qualification of the Capital Securities under securities laws in accordance with the provisions of
     Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (viii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, (ix) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses of any transfer agent or registrar for the Securities, and (xii) the cost of qualifying the Capital Securities with DTC.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Offerors have elected to rely upon

     Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b)  Opinion of Outside Counsel for Offerors.  At the
     Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (c) Opinion of General Counsel. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Gary A. Spiess, General Counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (d) Opinion of Special Delaware Counsel for Offerors. If the opinion referred to in Section 5(b) does not cover applicable matters of Delaware law, at the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of special Delaware counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (e) Opinion of Counsel for The Bank of New York. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee under the Declaration, and Guarantee Trustee under the Capital Securities Guarantee Agreement, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (f) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Brown & Wood LLP, special tax counsel to the Offerors, that (i) the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law.
     Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (g) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to the incorporation and legal existence of the Company, the Capital Securities, the Indenture, the Capital Securities

     Guarantee, this Agreement, the Prospectus and other related matters as the Underwriters may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

          (h) Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, any Vice Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the chief financial officer, the chief accounting officer or the Executive Director, Global Treasury of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to each such officer's knowledge, are contemplated by the Commission.

          (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (k)  Maintenance of Rating.  At the Closing Time, the
     Capital Securities shall be rated at least baa1 by Moody's and BBB by S&P, and the Trust shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings; and between the date of this Agreement and the Closing
     Time, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company's other debt securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Capital Securities or any of the Company's other debt securities.

          (l) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.     Indemnification.

          (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

          Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Morgan Stanley), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Morgan Stanley expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Offerors, their respective directors or trustees, the Company's officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Morgan Stanley expressly for use in Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Morgan Stanley, and, in the case of parties indemnified pursuant to
     Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.
     In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. Notwithstanding the last sentence of Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Capital Securities pursuant to this Agreement.

          The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriters, bear to the aggregate initial public offering price of the Capital Securities.

          The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Capital Securities to the Underwriters.

          SECTION 9.     Termination of Agreement.

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
     (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York
     Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the total number of Capital Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the total number of Capital Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration

     Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Morgan Stanley at 1585 Broadway, New York, New York 10036, attention of _________________________, with a copy to Skadden, Arps, Slate,
     Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention of Gregory A. Fernicola, Esq.; notices to the Offerors shall be directed to BankBoston Corporation, 100 Federal Street, MA BOS 01-25-01, Boston, Massachusetts 02110, attention of Gary
     A. Spiess, General Counsel with a copy to Brown & Wood llp, One World Trade Center, 58th Floor, New York, New York 10048, Attention of Edward F. Petrosky, Esq.

          SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Offerors in accordance with its terms.

                                        Very truly yours,

                                        BANKBOSTON CORPORATION

                                        By
                                          --------------------------
                                          Title:

                                        BANKBOSTON CAPITAL TRUST III

                                        By
                                          --------------------------
                                          Title:

      CONFIRMED AND ACCEPTED,
       as of the date first above
       written:

     MORGAN STANLEY & CO.
       INCORPORATED
     CS FIRST BOSTON CORPORATION
     LEHMAN BROTHERS INC.
     SALOMON BROTHERS INC

     By: MORGAN STANLEY & CO. INCORPORATED

     By
       -----------------------------------
          Authorized Signatory

     For themselves and as representative of the other Underwriters named in Schedule A hereto.

                                 SCHEDULE A

                                                          Number of
         Name of Underwriter                        Capital Securities
         -------------------                        ------------------

      MORGAN STANLEY & CO. INCORPORATED . . . . . . .
      CS FIRST BOSTON CORPORATION . . . . . . . . . .
      LEHMAN BROTHERS INC.  . . . . . . . . . . . . .
      SALOMON BROTHERS INC  . . . . . . . . . . . . .
                                                          --------
      Total . . . . . . . . . . . . . . . . . . . . .      250,000
                                                          ========



                                    Sch A-1

                                 SCHEDULE B

                         BANKBOSTON CAPITAL TRUST III
                                    250,000
                       Floating Rate Capital Securities
              (Liquidation Amount of $1,000 Per Capital Security)

          1.   The initial public offering price for the Capital
     Securities, determined as provided in said Section 2, shall be $ _________ per security.

          2. The purchase price for the Capital Securities to be paid by the several Underwriters shall be $_______ per security, being an amount equal to the initial public offering price set forth above.

          3. The commission for the Capital Securities to be paid by the Company to the Underwriters for their commitments hereunder shall be $_____ per Capital Security.


                                    Sch B-1